SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 22, 2003

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	910351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA    98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (425) 468-7400

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description

99.1	Press release issued April 22, 2003.

ITEM 9.	REGULATION FD DISCLOSURE; INFORMATION PROVIDED PURSUANT TO ITEM 12.

The following information is being furnished under Item 12 of Form 8-K and is being presented under Item 9 in accordance with the Securities and Exchange Commission’s interim guidance regarding Form 8-K Item 12 filing requirements, as set forth in Release No. 33-8216. Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On April 22, 2003, PACCAR Inc (the “Registrant”) issued a press release announcing its financial results for the first quarter ended March 31, 2003 and announcing that it would hold a conference call with securities analysts to discuss first quarter 2003 earnings to be held that same day as more fully described in the press release attached as Exhibit 99.1 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date April 22, 2003	By:	/s/ R. E. Armstrong
R. E. Armstrong
Vice President and Controller